THIRD RESTATED CERTIFICATE
                             OF LIMITED PARTNERSHIP
                                       OF
                              REGENCY CENTERS, L.P.

                This Third Restated Certificate of Limited Partnership of Regency Centers, L.P. (the "Partnership"), dated as of August __, 2003, is being duly executed and filed with the Delaware Secretary of State under Section 17-210 of the Delaware Revised Uniform Limited Partnership Act by Regency Centers Corporation, a Florida corporation, as general partner, to restate and integrate the Certificate of Limited Partnership and all prior amendments. This Third Restated Certificate does not further amend the Partnership's Certificate of Limited Partnership as theretofore amended or supplemented, and there is no discrepancy between those provisions and the Restated Certificate.

                The Certificate of Limited Partnership was originally filed with the Delaware Secretary of State under the name Regency Retail Partners, L.P. on December 16, 1996 and amended and restated on March 7, 1997 and further amended and restated on February 26, 1998. The Certificate of Limited Partnership shall be restated to read in full as follows:

         1. Name. The name of the limited partnership is Regency Centers, L.P.

         2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

         3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware are the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

         4. General Partner. The name and business address of the sole general partner of the Partnership are Regency Centers Corporation, 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202.

         5. The Partnership is successor by merger to the entities listed on Appendix A pursuant to Certificates of Merger described on Appendix A. In each case, an Agreement of Merger is on file in the office of the Partnership, 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202.

         In witness whereof, the undersigned has executed this Restated Certificate of Limited Partnership as of the date first above written.

                                        REGENCY CENTERS CORPORATION,
                                        a Florida corporation


                                        By:  /s/ J. Christian Leavitt
                                            ------------------------------------
                                            J. Christian Leavitt
                                            Senior Vice President

                                   APPENDIX A
                                       TO
                           THIRD RESTATED CERTIFICATE
                             OF LIMITED PARTNERSHIP
                                       OF
                              REGENCY CENTERS, L.P.

Certificate of Merger of Regency Centers of Delaware, Inc. with and into Regency
        Centers, L.P. filed with the Delaware Secretary of State February 27, 1998.

Certificate of Merger of Otr/Midland Realty Holdings, Ltd. with and into Regency
        Centers, L.P. filed with the Delaware Secretary of State March 11, 1998.

Certificate of Merger of Roswell Village, Ltd. with and into Regency Centers,
        L.P. filed with the Delaware Secretary of State July 31, 1998.

Certificate of Merger of Garner-Nashboro, LLC with and into Regency Centers,
        L.P. filed with the Delaware Secretary of State September 30, 1998.

Certificate of Merger of Hyde Park Partners, L.P. with and into Regency Centers,
        L.P. filed with the Delaware Secretary of State December 30, 1998.

Certificate of Merger of Regency South Trust I with and into Regency Centers,
        L.P. filed with the Delaware Secretary of State April 30, 1999.

Certificate of Merger of New-Nashboro, LLC and Regency Office Partnership, L.P.
        with and into Regency Centers, L.P. filed with the Delaware Secretary of State April 30, 1999.

Certificate of Merger of RRC FL Five, Inc. and RRC Acquisitions, Inc. with and into Regency Centers, L.P. filed with the Delaware Secretary of State April 30, 1999.

Certificate of Merger of Retail Property Partners Limited Partnership with and into Regency Centers, L.P. filed with the Delaware Secretary of State December 29, 1999.

Certificate of Merger of Dunn & Briarcliff, Inc. with and into Regency Centers,
        L.P. filed with the Delaware Secretary of State September 13, 2000.

Certificate of Merger of Branch/HOP Associates, L.P., Fieldstone Associates,
        L.P., Old Fort Associates, L.P. and PRT Sunnyside, LLC with and into Regency Centers, L.P. filed with the Delaware Secretary of State September 29, 2000.

Certificate of Merger of RRC FL SPC, Inc., RRC General SPC, Inc., RRC Limited
        SPC, Inc., RRC Lender, Inc., Treasure Coast Investors, Ltd., Regency Rosewood Temple Terrace, Ltd., Landcom Regency Mandarin, Ltd. and RSP IV Criterion, Ltd. with and into Regency Centers, L.P. filed with the Delaware Secretary of State December 28, 2000.

Certificate of Merger of RRC AL SPC, Inc., RRC GA SPC, Inc. and RRC MS SPC,
        Inc. with and into Regency Centers, L.P. filed with the Delaware Secretary of State December 28, 2000.

Certificate of Merger of RRC Operating Partnership of Georgia, L.P. with and into Regency Centers, L.P. filed with the Delaware Secretary of State February 28, 2001.

Certificate of Merger of Fountain Valley Plaza, LLC with and into Regency
     Centers, L.P. filed with the Delaware Secretary of State March 29, 2001.

Certificate of Merger of T&M Durham Development Company, L.L.C. with and into
     Regency Centers, L.P. filed with the Delaware Secretary of State April 12, 2001.

Certificate of Merger of Delk Spectrum, L.P.. with and into Regency Centers,
     L.P. filed with the Delaware Secretary of State April 30, 2001.

Certificate of Merger of T&M Allen Development Company with and into Regency
     Centers, L.P. filed with the Delaware Secretary of State June 29, 2001.

Certificate of Merger of T&M Frisco Development Company with and into Regency
     Centers, L.P. filed with the Delaware Secretary of State June 29, 2001.

Certificate of Merger of T&M Realty No. 1, L.L.C. with and into Regency
        Centers, L.P. filed with the Delaware Secretary of State July 18, 2001.

Certificate of Merger of T&M Arlington Development Company with and into Regency
     Centers, L.P. filed with the Delaware Secretary of State August 16, 2001.

Certificate of Merger of R&M Western Partnership, L.P. with and into Regency
     Centers, L.P. filed with the Delaware Secretary of State December 28, 2001.









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